EXHIBIT 5

[Heller Ehrman White & McAuliffe LLP]

February 14, 2003

ActivCard Corp.

6623 Dumbarton Circle

Fremont, California 94555

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to ActivCard Corp., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 which the Company intends to file with the Securities and Exchange Commission on or about February     , 2003 (as may be further amended or supplemented, the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, 8,600,000 shares of its authorized but unissued Common Stock, par value $0.001 per share (the “Option Shares”) which may be issued pursuant to the Company’s 2002 Stock Option Plan (the “Plan”), and 860,800 shares of its authorized but unissued Common Stock, par value $0.001 per share (the “Warrant Shares”) which may be issued pursuant to those certain warrants issued to directors of the Company (the “Warrants”).

We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies.

In rendering our opinion, we have examined the following records, documents, and instruments:

1.	The Amended and Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of February 3, 2003 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

2.	The Bylaws of the Company certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

3.	A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors relating to the Option Shares and Warrant Shares and the Registration Statement and (ii) certifying as to certain factual matters;

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4.	The Registration Statement; and

5.	The Plan and the Warrants.

This opinion is limited to the federal laws of the United States of America and the general corporate laws of the State of Delaware. We disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

Based on the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that: (i) the Registration Statement becomes and remains effective during the period when the Option Shares and Warrant Shares (collectively, the “Shares”) are offered and sold, (ii) the Shares are issued, delivered and paid for in accordance with the terms of the Plan and Warrants, as applicable, and (iii) all applicable securities laws are complied with, it is our opinion that upon payment of the purchase price for the Shares and issuance and delivery of the Shares pursuant to the terms of the Plan and Warrants, as applicable, the Shares will be validly issued, fully paid and non-assessable.

This opinion is rendered to you in connection with the Registration Statement and we disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/    Heller Ehrman White & McAuliffe LLP

Heller Ehrman White & McAuliffe LLP